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                                                                    Exhibit 10.1


                         FORM OF EMPLOYMENT AGREEMENT
                         ----------------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of __________, 1999, by and between Centerprise Advisors, Inc., a Delaware corporation (the "Company"), and Robert C. Basten ("Employee").

                             PRELIMINARY RECITALS

     A. Reference is made to those certain Merger Agreements dated as of March 31, 1999 (collectively, the "Merger Agreement"), pursuant to which the Founding Companies will be merged with wholly-owned subsidiaries of the Company (the "Mergers"). Concurrently therewith, the Company will close an initial public offering of its common stock.

     B. Following the consummation of the Mergers, the Company, through its subsidiaries, will be a provider of professional and business and financial services on a national basis (the "Business").

     C. The Company desires to employ Employee, and Employee desires to be employed by the Company, in an executive capacity, all under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Employment.

          1.1 Engagement of Employee. The Company agrees to employ Employee as Chairman of the Board, President and Chief Executive Officer of the Company and Employee agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

          1.2  Duties and Powers.

               (a) During the Employment Period (as defined herein), Employee will serve as the Company's Chairman of the Board, President and Chief Executive Officer and will have such responsibilities, duties and authorities, and will render such services for the Company and its affiliates as the Board of Directors of the Company (the "Board")
          shall from time to time reasonably direct; provided, however, that such duties and responsibilities shall be commensurate with the positions of President and Chief Executive Officer of the Company. Employee shall report to the Company's Board of Directors. Employee agrees to serve the Company diligently and faithfully during the Employment Period and to devote Employee's best efforts, highest talents and skills and full time and attention to the furtherance and success of the Business.
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               (b)  Employee shall faithfully adhere to, execute and fulfill all policies established by the Board.

               (c) Employee shall not, during the Employment Period, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. Notwithstanding the foregoing, and subject to Board's approval, Employee may have outside board participation and receive speaking and publication honorarium fees and royalties. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 3 hereof.

          1.3 Employment Period. Employee's employment under this Agreement shall be for a period of three years beginning on the date of the Closing of the Mergers (the "Initial Employment Period"). This Agreement shall automatically renew for successive one-year periods (each one-year period shall be referred to herein as a "Renewal Period") unless either the Company or Employee, as the case may be, provides written notice to the other party at least one hundred twenty (120) days prior to the termination of any such period, stating its or his desire to terminate this Agreement. The Initial Employment Period and each successive Renewal Period shall be referred to herein together as the "Employment Period". Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Section 1.4 below.

          1.4 Termination of Employment for Cause, Death or Disability. The Company has the right to terminate Employee's employment under this Agreement, by notice to Employee in writing at any time, for Cause (as hereinafter defined), and such employment shall automatically terminate upon the death or the Disability (as hereinafter defined) of Employee. Any such termination shall be effective upon the date of service of such notice pursuant to Section 7.8 hereof, in the case of termination for Cause, or immediately upon the death or Disability of Employee, and the Employment Period shall terminate as of the effective date of such termination.

          "Cause," as used herein, means the occurrence of any of the following events:

               (i) final non-appealable conviction of (A) a felony or (B) any crime involving moral turpitude;

               (ii) the willful failure of Employee to comply with reasonable directions of the Board after (A) written notice is delivered to Employee describing such willful failure and (B) if reasonably possible or practical to cure, Employee has failed to cure or take substantial steps to cure such willful failure after a reasonable time period, as determined by the Board in its reasonable discretion (not to be less than 30 days);

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               (iii)  the good faith determination by the Board in the exercise of its reasonable judgment that Employee has committed an act or acts in the course of his employment constituting (A) fraud, willful dishonesty or material misconduct with respect to the business and affairs of the Company or (B) misappropriation of property of the Company or its affiliates;

               (iv) a material breach by Employee of any of the terms, conditions or covenants set forth in Section 3 of this Agreement; or

               (v) a material breach by Employee of any of the other terms or conditions of this Agreement if (A) written notice is delivered to Employee describing such breach and (B) Employee has failed to cure or take substantial steps to cure such breach after a reasonable time period, as determined by the Board in its discretion (not to be less than 30 days from the date of such notice).

          Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, his material duties or obligations under this Agreement, with or without reasonable accommodation, for a total period of 90 days in any 360-day period. The Board shall determine, according to the facts then available, whether and when the Disability of the Employee has occurred. Such determination shall not be arbitrary or unreasonable and the Board will, if possible, take into consideration the expert medical opinion of a physician mutually agreed upon by Employee (or his representative, if any) and the Company, after such physician has completed an examination of Employee. Employee agrees to make himself available for such examination upon the reasonable request of the Company.

     2.   Compensation and Benefits.

          2.1 Salary. In consideration of Employee performing his duties under this Agreement during the Employment Period, the Company will pay Employee a base salary at a rate of $250,000 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. The Base Salary may be increased (but not decreased), from time to time during the Employment Period, as determined by the compensation committee of the Board (the "Compensation Committee") in its sole discretion. If the Employment Period is terminated pursuant to Section 1.4 above, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee.

          2.2 Annual Bonus. Employee shall be eligible to earn an annual bonus of up to 100% of Employee's Base Salary under the Company's incentive compensation policies for executive employees ("Bonus Program") based upon such factors as (i) the financial performance of the Company, (ii) Company stock price performance; (ii) the achievement of certain operating objectives; and/or (iv) the achievement of personal performance goals. Such criteria and/or goals, and the amount of a bonus, if any shall be established by the Compensation Committee in its sole discretion. All bonuses awarded to Employee

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     hereunder shall be payable in accordance with Company policy. Any bonus for a partial year shall be prorated for that year.

          2.3  Benefits, Expenses and Employee Plans.

               (a) During the Employment Period, the Company agrees to provide to Employee such fringe and other employee benefits as are generally provided, from time to time, to other senior officers of the Company, including without limitation vacation, health, hospitalization, disability, dental, life and other insurance benefits (including coverage for dependents), and the opportunity to participate in the Company's stock option plans and 401(k) plans. In addition, the Company will provide Employee with a car allowance and with such other executive perquisites as may be determined by the Compensation Committee. Subject to Section 2.4(c), the Company shall retain the right to discontinue or modify any employee benefit program at any time. The Company will reimburse Employee in accordance with Company policy for his normal out-of-pocket expenses incurred in the course of performing his duties hereunder.

               (b) In addition, during the Employment Period, the Company will reimburse Employee for his relocation expenses incurred if the Company requires Employee to relocate. The relocation benefit package shall include reimbursement of moving expenses, sales commission on sale of existing home, up to two months temporary living cost, up to three housing-hunting trips (including expenses for spouse), and other customary benefits. The Company shall also make an additional payment (a "Relocation Gross-Up Payment") in an amount necessary to reimburse Employee for any federal, state and local income tax imposed by reason of any relocation expense payments, such that, after the payment of such federal, state and local income tax, Employee shall retain an amount equal to the amount Employee would have obtained had the income taxes not applied. For purposes of determining the amount of any Relocation Gross-Up Payment, Employee shall be deemed to pay federal, state and local income taxes at the highest applicable marginal rate of taxation in the calendar year in which the Relocation Gross-Up Payment is to be made. All determinations required to be made under this Section 2.3(b) including the amount of such Relocation Gross-Up Payment shall be made by the Company, which shall provide detailed supporting calculations to Employee within 15 business days of Employee's request for such determination. The Relocation Gross-Up Payment shall be paid by the Company within 30 days of the determination of the amount thereof.

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          2.4  Obligations Upon Termination of Employment.

               (a) If, during the Employment Period and prior to a Change of Control (as defined below) (i) the Company shall terminate Employee's employment for any reason (other than for Cause pursuant to Section
          1.4 of this Agreement), or (ii) Employee shall voluntarily terminate his employment for Good Reason (as defined below), then Employee shall be entitled to receive severance compensation equal to the sum of (A) continuance of his Base Salary and Deemed Bonus (as defined) for a period of two years commencing on the last day of the Employment Period (the "Severance Period"), (B) (1) if permitted under Company's group health, life and disability insurance coverage ("Insurance Coverage"), continuation at the cost of Company of Employee's and Employee's dependents' coverage thereunder (subject to such changes in coverage as shall apply to Company's employees generally) or (2) if not so permitted, reimbursement by the Company of the premiums for group health insurance coverage otherwise payable by Employee under COBRA, until the end of the Severance Period or until comparable employment is obtained, whichever occurs first, and (C) his pro rated bonus, as determined by the Compensation Committee in its good faith judgment, for the portion of any fiscal year prior to the termination date ((A), (B) and (C) collectively, the "Severance Benefits"). The Severance Benefits payable under (A) and (B) (2) above shall be paid in equal installments on the Company's normal payroll payment dates occurring during the Severance Period; the Severance Benefit payable under (C) above shall be paid in a lump sum not later than 30 days following the last day of the Employment Period. It shall be a condition to Employee's right to receive the Severance Benefits that
          (i) Employee shall execute and deliver to the Company a written separation agreement, in form and substance satisfactory to the Company, which agreement shall, among other things, contain (X) a general release by Employee of all claims arising out of Employee's employment or termination of employment, (Y) a covenant by Employee to cooperate with the Company in prosecuting or defending any litigation involving third parties and (Z) a covenant by Employee not to disparage the Company, and (ii) Employee shall be in compliance with all of Employee's obligations which survive termination hereof, including without limitation those arising under Sections 3 and 4 hereof. The Severance Benefits are intended to be in lieu of all other payments to which Employee might otherwise be entitled in respect of termination of Employee's employment without Cause. Employee shall not be required to seek other employment during the Severance Period. In addition to the payment of Severance Benefits, all options to purchase Company stock granted to Employee prior to the date of (i) the termination of Employee by the Company without Cause, (ii) Employee's voluntary termination of his employment for Good Reason or (iii) Employee's death or Disability shall vest and become exercisable on the date of such event and for a period of one year thereafter. Except as expressly provided above, no fringe or other employee benefits shall be payable during or after the Severance Period.

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               (b)  If, during the Employment Period and following a Change of
          Control, (i) the Company shall terminate Employee's employment for any reason (other than for Cause pursuant to Section 1.4 of this Agreement), or (ii) Employee shall voluntarily terminate his employment for Good Reason, Employee shall be entitled to receive the same Severance Benefits as are provided for in Section 2.4(a) above, subject to all of the terms and conditions set forth in said section, except that the Severance Benefits payable under (A) of said section shall be paid in a lump sum not later than 30 days following the last day of the Employment Period.

               (c) For purposes of this Agreement, "Good Reason" shall mean, so long as Employee has not been guilty of the conduct giving rise to the right to terminate Employee for Cause, (i) the failure to elect Employee to the office of President and Chief Executive Officer of the Company (or a comparable or superior office), the removal of Employee from such position or the assignment to Employee of any additional duties or responsibilities or a reduction in Employee's duties or responsibilities which, in either case, are inconsistent with those customarily associated with such position, or an adverse change in the Employee's reporting lines; (ii) the Company's requiring Employee to have his primary office at any location other than the Chicago, Illinois or Minneapolis, Minnesota areas, except for travel reasonably required in the performance of Employee's duties; (iii) any material decrease in the Employee's salary or incentive bonus opportunities;
          (iv) a material breach of this Agreement by the Company if (A) written notice is delivered to the Company describing such breach and (B) the Company has failed to cure or take substantial steps to cure such breach after a reasonable period of time (not to be less than 30 days); and (v) the termination by the Company of any employee benefit plan in which the Employee is participating unless (A) such plan is terminated as to all senior executives of the Company, and (B) the value of the remaining compensation and benefits offered to Employee (including any compensation and benefits offered in lieu of such plan) is not less than prior to such termination.

               (d) For purposes of this Agreement, a "Change of Control" of the Company shall be deemed to have occurred on the first of any of the following:

                    (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company other than in connection with the acquisition by

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               the Company or its affiliates of a business, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.4(d);

                    (ii) Individuals who, immediately following the closing of the Mergers, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such time whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                    (iii) Consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (which shall include for these purposes, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 30% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or

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               more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) Approval by the stockholders of the Company of a
               complete liquidation or dissolution of the Company other than to a corporation which would satisfy the requirements of clauses
               (A), (B) and (C) of Subsection (iii) of this Section 2.4(d), assuming for this purpose that such liquidation or dissolution was a Business Combination.

               (e) For purposes of this Agreement, "Deemed Bonus" means an amount equal to the higher of (A) the bonus paid or payable to Employee under the Bonus Program for the fiscal year immediately preceding the fiscal year in which termination of employment occurs and (B) the maximum bonus payable to Employee under the Bonus Program for the fiscal year in which termination of employment occurs.

               (f) If the Company shall terminate Employee's employment during the Employment Period pursuant to Section 1.4, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date (except payment of Employee's Base Salary accrued through the date of termination or expiration), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under Sections 3 and 4 hereof at law or in equity).

               (g) For the avoidance of doubt, Severance Benefits shall not be payable if Employee's employment is terminated by reason of his or her death or Disability, but shall continue to be payable during the Severance Period if his employment is terminated without Cause and he or she subsequently dies or becomes disabled.

               (h) If, during the Employment Period and prior to the date which is two and one half (2 1/2) years after the closing of the Mergers, Employee shall voluntarily terminate his employment other than (i) for Good Reason as defined in Section 2.4(c) or (ii) under circumstances approved by the Board, then Employer shall be entitled to receive from Employee liquidated damages in an amount equal to three times the sum of (a) Employee's Base Salary and (b) Employee's maximum bonus for the year, in each case as in effect at the time of the termination. The foregoing damages shall be the Company's exclusive remedy (notwithstanding anything to the contrary) and as liquidated damages, and not as a penalty. The Company agrees that in the case of such termination by the Employee, the Company will sustain immediate and irreparable economic harm and loss of

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          goodwill and that actual losses suffered by such parties will be difficult, if not impossible, to ascertain, but the foregoing liquidated damages is reasonable and has been arrived at after a good faith effort to estimate such losses. Payment of the foregoing liquidated damages shall be made in cash to the Company within thirty
          (30) days of Employee's termination pursuant to this Section 2.4(h).

     3.  Covenants.

          3.1  Employee's Acknowledgment. Employee acknowledges that:

               (a) the Company is and will be engaged in the Business during the Employment Period and thereafter;

               (b) Employee is one of a limited number of persons who will manage the Business;

               (c) Employee will occupy a position of trust and confidence with the Company after the date of this Agreement and, during the Employment Period and Employee's employment under this Agreement, Employee will become familiar with the Company's proprietary and confidential information concerning the Company and the Business;

               (d) the agreements and covenants contained in this Section 3 are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company's entering into this Agreement;

               (e) Employee's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement; and

               (f) Employee has means to support himself or herself and his or her dependents other than by engaging in the Business as conducted by the Company during the Employment Period (the "Restricted Business") and the provisions of this Section 3 will not impair such ability.

          3.2 Non-Compete. Employee hereby agrees that during the Employment Period and through the period ending with the second anniversary of the last day of the Employment Period (collectively, the "Restrictive Period"), he shall not (except on behalf of the Company during the Employment Period), for any reason whatsoever, directly or indirectly, whether individually or as an officer, director, shareholder, owner, partner, joint venturer, employee, independent contractor, consultant or advisor to or of any entity, or in any other capacity:

               (a) engage, participate or invest in any business which is directly competitive with the Restricted Business anywhere in the United States of America

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          (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in up to 2% of the outstanding stock of any competing corporation that is listed on a recognized national, international or regional securities exchange or traded in the U.S. over-the-counter market, but only if Employee is not actively involved in and does not render consulting services to the business of said corporation,

               (b) sell or provide any competitive products or services to, or solicit for the purpose of selling or providing any competitive products or services to, any person or entity that was a customer of the Company at any time during the one-year period ending on the last day of the Employment Period (the "Termination Date") or that was known by Employee to have been actively being solicited by the Company to become a customer of the Company at any time during such period,

               (c) solicit for employment or engagement, or influence or induce to leave the Company's employment, or knowingly cause to be employed or engaged, any person who is employed or engaged by the Company on the Termination Date or during the Restrictive Period, unless such person has been out of the employ of the Company for at least 180 days; provided, that the Employee shall be permitted to solicit and hire any member of his immediate family, or

               (d) enter into, or call upon or request non-public information for the purpose of entering into, an Acquisition Transaction with any entity with respect to which the Company made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transaction, within the one year immediately preceding the Termination Date.

          For purposes of this Agreement, an "Acquisition Transaction" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination.

          3.3 Intellectual Property Rights. Employee will promptly communicate, disclose and transfer to the Company free of all encumbrances and restrictions (and will execute and deliver any papers and take any action at any time deemed reasonably necessary by the Company to further establish such transfer) all of Employee's right, title and interest in and to all ideas, discoveries, inventions and improvements relating to the Business created, originated, developed or conceived of by Employee solely or jointly with others during the term of Employee's employment hereunder, whether or not during normal working hours. Employee agrees that all right, title and interest in and to all such ideas, discoveries, inventions and improvements shall belong solely to the Company, whether or not they are protected or protectible under applicable patent, trademark, service mark, copyright or trade secret laws. Employee agrees that all work or other material containing or reflecting any such ideas, discoveries, inventions or improvements shall be deemed work made for hire as defined in Section 101 of the Copyright Act, 15

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     U.S.C.(S)101. Such transfer shall include all patent rights, copyrights, trademark and service mark rights, and trade secret rights (if any) to such ideas, discoveries, inventions and improvements in the United States and in all other countries. Employee further agrees, at the expense of the Company, to take all such reasonable actions and to execute and deliver all such assignments and other lawful papers relating to any aspect of the prosecution of such rights in the United States and all other countries as the Company may request at any time during the Employment Period or after termination thereof.

          3.4 Interference with Relationships. Other than in the performance of his or her duties hereunder, during the Restrictive Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity solicit or encourage any present or future customer, supplier or other third party to terminate or otherwise alter his, her or its relationship with the Company with respect to the Restricted Business.

          3.5 Confidential Information. Other than in the performance of his duties hereunder, during the Restrictive Period and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, directly or indirectly furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company or the Business, including, but not limited to, information relating to financial statements, employees, clients, suppliers, pricing, marketing, equipment, programs, strategies, analyses, profit margins, or other proprietary information of or used by the Company or any subsidiary of Company in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

          3.6 Blue-Pencil. If any court of competent jurisdiction shall at any time deem the Restrictive Period too lengthy or the Territory too extensive, the other provisions of this Section 3 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or territory to permissible duration or size.

          3.7 Return of Company Materials Upon Termination. Employee acknowledges that all price lists, sales manuals, catalogs, binders, client lists and other client information, supplier lists and other supplier information, financial information, memoranda, correspondence and other records or documents including information stored on computer disks or in computer readable form, containing Confidential Information prepared by Employee or coming into Employee's possession by virtue of Employee's employment by the Company is and shall remain the property of the Company and that upon termination of Employee's employment hereunder, Employee shall return

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

     immediately to the Company all such items in Employee's possession, together with all copies thereof.

          3.8 Remedies. Employee acknowledges and agrees that the covenants set forth in this Section 3 (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event Employee breaches any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event Employee breaches or threatens to breach any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. In addition, if Employee is otherwise entitled to receive Severance Benefits and breaches any of the terms of the Restrictive Covenants, Employee will not be entitled to the payment of any further Severance Benefits hereunder. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or the threat of such a breach by Employee, including the recovery of any other damages which it is able to prove.

          3.9 Company. For purposes of this Section 3, the term "Company" shall include the Company and its respective subsidiaries, affiliates, assignees and any successors in interest of the Company or its subsidiaries.

     4. Stock Transfer Restrictions. Reference is hereby made to the transfer restrictions imposed on Employee by Section 9 of the Stockholders' Agreement, dated the date hereof, among the Company, Employee and the other stockholders named therein (the "Stockholders' Agreement"), which transfer restrictions are incorporated by reference herein. If during the Employment Period and prior to the date that is two and one half (2 1/2) years from the closing of the Mergers, Employee voluntarily terminates his employment with the Company other than (i) for "Good Reason" as defined in Section 2.4(c) or (ii) under circumstances approved by the Board, the Restricted Shares held by Employee at the date of termination shall remain subject to the transfer restrictions until the fifth anniversary of the Closing of the Mergers. "Restricted Shares" has the meaning given such term in the Stockholders' Agreement.

     5. Effect of Termination. If Employee or the Company should terminate Employee's employment for any reason, then, notwithstanding such termination, those provisions contained in Sections 3, 4, 5, 6 and 7 hereof shall remain in full force and effect.

     6. Income Tax Treatment. Employee and the Company acknowledge that it is the intention of the Company to deduct all amounts paid under Section 2 hereof as ordinary and necessary business expenses for income tax purposes. Employee agrees and represents that he will treat all such amounts as required pursuant to all applicable tax laws and regulations, and should he fail to report such amounts as required, he will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

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

     7. Gross Up for Excise Tax Liability. If it shall be determined that any payment or benefit received or to be received by Employee pursuant to Section
2.4 of this Agreement including, without limitation, the vesting of an option or other non-cash benefit or property, whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (all such payments and benefits a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision) (the "Excise Tax"), then the Company shall make to Employee an additional payment (a "Gross-Up Payment") in an amount necessary to reimburse Employee, on an after-tax basis, for the Excise Tax and for any federal, state and local income tax and excise tax (including any interest and penalties imposed with respect to such taxes) that may be imposed by reason of the Payment, such that, after the payment of such Excise Tax, federal, state and local income tax and excise tax (and any interest and penalties relating thereto), Employee shall retain an amount equal to the amount Employee would have obtained had the Excise Tax not applied. For purposes of determining the amount of any Gross-Up Payment, Employee shall be deemed to pay federal, state and local income taxes at the highest applicable marginal rate of taxation in the calendar year in which the Gross-Up Payment is to be made. All determinations required to be made under this Section 7, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment shall be made by the Company's Accounting Firm, which shall provide detailed supporting calculations both to the Company and Employee within 15 business days of the request for such determination. Such request may be made by either party hereto. The Company shall pay the fees and expenses of the Accounting Firm in connection with any determinations hereunder. The Gross-Up Payment shall be paid by the Company within 30 days of the Accounting Firm's determination of the amount thereof.

     8.   Miscellaneous.

          8.1 Life Insurance. The Company may at its discretion and at any time apply for and procure as owner and for its own benefit and at its own expense, insurance on the life of Employee in such amounts and in such form or forms as the Company may choose. Employee shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance. Employee shall have no interest whatsoever in any such policy or policies, except that, upon the termination of Employee's employment hereunder, Employee shall have the privilege of purchasing any such insurance from the Company for an amount equal to the actual premiums thereon previously paid by the Company.

          8.2 Indemnification. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that Employee is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses including attorneys' fees, judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party

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

     to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use Employee's best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal and fraudulent acts which materially damage the business of the Company.

          8.3 Assignment. No party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement (i) to any affiliate of the Company to which the Business of the Company is assigned at any time, any subsidiary or affiliate of the Company or any surviving entity following any merger or consolidation of any of those entities with any entity other than the Company or (ii) in connection with the sale of the Business by the Company. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto whether so expressed or not.

          8.4 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and all other agreements entered into by the parties hereto on the date hereof set forth the entire understanding of the parties, and supersede and preempt all prior oral or written understandings and agreements, with respect to the subject matter hereof.

          8.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          8.6 Amendment; Modification. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

          8.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.

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

          8.8 Notices. All notices, demands or other communications to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by a confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses indicated below:

               (a)  If to Employee:

                    Robert C. Basten
                    14 Evergreen Lane
                    North Oaks, Minnesota 55127

                    with a copy to:

                    Parsinen Kaplan Levy Rosberg & Gotlieb P.A.
                    100 South Fifth Street
                    Suite 1100
                    Minneapolis, Minnesota 55402
                    Attention: Joseph M. Sokolowski

               (b)  If to the Company:

                    Centerprise Advisors, Inc.
                    225 West Washington Street, 16th Floor
                    Chicago, Illinois 60606
                    Attention: Chief Financial Officer
                    with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe
                    Chicago, IL 60661
                    Attention:  Howard S. Lanznar, Esq.

     or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission),
     (ii) three business days after the date of mailing if sent by certified or registered mail or (iii) one business day after date of delivery to the overnight courier if sent by overnight courier.

          8.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

          8.10 Descriptive Headings; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

          8.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

          8.12 Effectiveness. This Agreement shall become effective upon the Closing of the Mergers.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                    COMPANY:

                    CENTERPRISE ADVISORS, INC.


                    By:   ___________________________________________
                    Its:  ___________________________________________


                    EMPLOYEE:

                    _________________________________________________
                    Robert C. Basten


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